Exhibit 5.1

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

October 21, 2026

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

400 Washington Blvd.

Stamford, Connecticut 06902

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (“CCO Capital” and, together with CCO, the “Issuers”), CCO Holdings, LLC, a Delaware limited liability company (the “Parent Guarantor”) and each of the entities listed on Exhibit A hereto (the “Subsidiary Guarantors” and together with the Parent Guarantor, the “Guarantors”), in connection with the proposed registration by the Issuers of (i) up to $1,742,213,000 in aggregate principal amount of the Issuers’ 7.087% Senior Notes due 2038 (the “New 2038 Notes”) and (ii) up to $1,663,288,000 in aggregate principal amount of the Issuers’ 7.337% Senior Notes due 2041 (the “New 2041 Notes” and, together with the New 2038 Notes, the “New Notes”) pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The New Notes are to be issued pursuant to the Indenture dated as of July 23, 2025, as supplemented ( the “Indenture”), by and between the Issuers and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”). The New Notes are to be issued in exchange for and in replacement of, respectively (i) the Issuers’ 7.087% Senior Notes due 2038 (the “Original 2038 Notes”) and (ii) the Issuers’ 7.337% Senior Notes due 2041 (the “Original 2041 Notes” and, together with the Original 2038 Notes, the “Original Notes”).

The Parent Guarantor and the Subsidiary Guarantors listed on Exhibit A hereto under the headings “California Guarantors,” and “Delaware Guarantors” are collectively referred to herein as the “Covered Guarantors.” The companies listed on Exhibit A hereto under the heading “Other Guarantors” are collectively referred to herein as the “Other Guarantors” and together with the Covered Guarantors as the “Guarantors.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificate of incorporation, bylaws and operating agreement of the Issuers and the Covered Guarantors, as applicable, (ii) minutes and records of the proceedings of the Issuers and Covered Guarantors, (iii) the Indenture, (iv) the Registration Statement and (v) the Exchange and Registration Rights Agreement, dated as of August 12, 2026, among the Issuers, the guarantors party thereto and the dealer managers of the Original Notes.

October [21], 2026

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the Covered Guarantors, and the due authorization by the Other Guarantors, and execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Original Notes in exchange for the Original Notes, the New Notes will be validly issued and binding obligations of the Issuers and the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, the California Revised Uniform Limited Liability Company Act, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Partnership Act.

October [21], 2026

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the New Notes and the performance by the Issuers and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which either of the Issuers is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP

Exhibit A

California Guarantors:

Rapidscale, LLC, a California limited liability company

Delaware Guarantors

BPRF Holdings, LLC, a Delaware limited liability company

Bresnan Broadband Holdings, LLC, a Delaware limited liability company

CB Commercial Devices, LLC, a Delaware limited liability company

CCI Corporate Services, LLC, a Delaware limited liability company

CCI Devices, LLC, a Delaware limited liability company

CCO NR Holdings, LLC, a Delaware limited liability company

Charter Communications ASC, LLC, a Delaware limited liability company

Charter Communications SSC, LLC, a Delaware limited liability company

Charter Communications VI HoldCo, LLC, a Delaware limited liability company

Charter Communications VI, L.L.C., a Delaware limited liability company

Charter Communications, LLC, a Delaware limited liability company

Charter Distribution, LLC, a Delaware limited liability company

Charter Leasing Holding Company, LLC, a Delaware limited liability company

Charter Procurement Leasing, LLC, a Delaware limited liability company

Cox Advanced Services Arizona, LLC, a Delaware limited liability company

Cox Advanced Services Arkansas, LLC, a Delaware limited liability company

Cox Advanced Services California, LLC, a Delaware limited liability company

Cox Advanced Services Connecticut, LLC, a Delaware limited liability company

Cox Advanced Services Florida, LLC, a Delaware limited liability company

Cox Advanced Services Georgia, LLC, a Delaware limited liability company

Cox Advanced Services Idaho, LLC, a Delaware limited liability company

Cox Advanced Services Iowa, LLC, a Delaware limited liability company

Cox Advanced Services Kansas, LLC, a Delaware limited liability company

Cox Advanced Services Louisiana, LLC, a Delaware limited liability company

Cox Advanced Services Nebraska, LLC, a Delaware limited liability company

Cox Advanced Services Nevada, LLC, a Delaware limited liability company

Cox Advanced Services North Carolina, LLC, a Delaware limited liability company

Cox Advanced Services Ohio, LLC, a Delaware limited liability company

Cox Advanced Services Oklahoma, LLC, a Delaware limited liability company

Cox Advanced Services Rhode Island, LLC, a Delaware limited liability company

Cox Advanced Services Virginia, LLC, a Delaware limited liability company

Cox Arizona Telcom, L.L.C., a Delaware limited liability company

Cox Arkansas Telcom, L.L.C., a Delaware limited liability company

Cox California Telcom, L.L.C., a Delaware limited liability company

Cox Colorado Telcom, L.L.C., a Delaware limited liability company

Cox Communications Arizona, LLC, a Delaware limited liability company

Cox Communications California, LLC, a Delaware limited liability company

Cox Communications EBD Holdings, LLC, a Delaware limited liability company

Cox Communications Georgia, LLC, a Delaware limited liability company

Cox Communications Gulf Coast, LLC, a Delaware limited liability company

Cox Communications Hampton Roads, L.L.C., a Delaware limited liability company

Cox Communications Kansas, L.L.C., a Delaware limited liability company

Cox Communications Las Vegas, LLC, a Delaware limited liability company

Cox Communications Louisiana, L.L.C., a Delaware limited liability company

Cox Communications Missouri, LLC, a Delaware limited liability company

Cox Communications NCC, LLC, a Delaware limited liability company

Cox Communications Omaha, L.L.C., a Delaware limited liability company

Cox Communications Tower, LLC, a Delaware limited liability company

Cox Communications, LLC, a Delaware limited liability company

Cox Connecticut Telcom, L.L.C., a Delaware limited liability company

Cox HMS, LLC, a Delaware limited liability company

Cox Horizon Growth, LLC, a Delaware limited liability company

Cox Idaho Telcom, L.L.C., a Delaware limited liability company

Cox Iowa Telcom, L.L.C., a Delaware limited liability company

Cox Kansas Telcom, L.L.C., a Delaware limited liability company

Cox LAHC, LLC, a Delaware limited liability company

Cox Media, L.L.C., a Delaware limited liability company

Cox Missouri Telcom, LLC, a Delaware limited liability company

Cox Nebraska Telcom, L.L.C., a Delaware limited liability company

Cox Nevada Telcom, L.L.C., a Delaware limited liability company

Cox North Carolina Telcom, L.L.C., a Delaware limited liability company

Cox Ohio Telcom, L.L.C., a Delaware limited liability company

Cox Oklahoma Telcom, L.L.C., a Delaware limited liability company

Cox Rhode Island Telcom, L.L.C., a Delaware limited liability company

Cox Florida Telcom, L.P., a Delaware limited liability company

Cox TMI, LLC, a Delaware limited liability company

Cox Wireless Access, LLC, a Delaware limited liability company

Cox/Charter Master Cable Advertising, LLC, a Delaware limited liability company

CoxCom, LLC, a Delaware limited liability company

DukeNet Communications, LLC, a Delaware limited liability company

Fiber Platform Blocker, LLC, a Delaware limited liability company

Fiber Platform Holdings, LLC, a Delaware limited liability company

Fiber Platform, LLC, a Delaware limited liability company

Hospitality Network Louisiana, L.L.C., a Delaware limited liability company

Hospitality Network Pennsylvania, L.L.C., a Delaware limited liability company

Hospitality Network, L.L.C., a Delaware limited liability company

Logicworks Systems, LLC, a Delaware limited liability company

Spectrum Advanced Services, LLC, a Delaware limited liability company

Spectrum Gulf Coast, LLC, a Delaware limited liability company

Spectrum Mid-America, LLC, a Delaware limited liability company

Spectrum Mobile Equipment, LLC, a Delaware limited liability company

Spectrum Mobile, LLC, a Delaware limited liability company

Spectrum New York Metro, LLC, a Delaware limited liability company

Spectrum NLP, LLC, a Delaware limited liability company

Spectrum Northeast, LLC, a Delaware limited liability company

Spectrum Oceanic, LLC, a Delaware limited liability company

Spectrum Originals Development, LLC, a Delaware limited liability company

Spectrum Originals, LLC, a Delaware limited liability company

Spectrum Pacific West, LLC, a Delaware limited liability company

Spectrum Reach, LLC, a Delaware limited liability company

Spectrum RSN, LLC, a Delaware limited liability company

Spectrum Southeast, LLC, a Delaware limited liability company

Spectrum SportsNet, LLC, a Delaware limited liability company

Spectrum Sunshine State, LLC, a Delaware limited liability company

Spectrum TV Essentials, LLC, a Delaware limited liability company

Spectrum Wireless Holdings, LLC, a Delaware limited liability company

Time Warner Cable Enterprises LLC, a Delaware limited liability company

Time Warner Cable, LLC, a Delaware limited liability company

TMI Partner Holdings, LLC, a Delaware limited liability company

TWC Administration LLC, a Delaware limited liability company

TWC Communications, LLC, a Delaware limited liability company

TWC SEE Holdco LLC, a Delaware limited liability company

Unite Private Networks-Illinois, L.L.C., a Delaware limited liability company

UPN Intermediate Holdings LLC, a Delaware limited liability company

Other Guarantors

Fibernet Telecommunications of Pennsylvania, LLC, a Pennsylvania limited liability

Cox Virginia Telcom, L.L.C., a Virginia limited liability company